EXHIBIT 99.1
                                      to
    INTEGRATED DATA CORP FORM 10-QSB FOR THE QUARTER ENDED MARCH 31, 2007
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                                       Integrated Data Corp.
                                       1000 N. West Street, Suite 1200
                                       Wilmington, DE  19801-1058
                                       27 June 2008

Mr. John Mittens
1 Dicks Point Close
Nassau, New Providence
The Bahamas

Subject: Amendment to the "Sale and Purchase Contract Relating to Montana Holdings Ltd" by and between Mr. John Mittens and his various associates and Integrated Data Corp and/or its nominees ("IDC") dated 22 January 2007

Dear John:

Based on IDC's future earnings potential from its venture into the oil & gas business through its recently opened subsidiary, IDC Palm Energy, LLC, we have agreed to amend the strike price for converting the equity portion and the loan portion of the payment consideration in the referenced "Sale and Purchase Contract Relating to Montana Holdings Ltd" (the "Contract") from $2.00 per IDC common share to $5.00 per IDC common share. With acceptance of this letter, the Contract is hereby amended as follows:

(1) Paragraph 8.2 shall hereby change from "$6,120,000 in the form of 3,060,000 Ordinary shares of IDC, which ..." to "$6,120,000 in the form of 1,224,000 shares of IDC common stock, which ...".

(2) Paragraph 8.3.1 shall hereby change from "... into new shares of IDC at a strike price of $2 per share and issued ..." to "... into new shares of IDC common stock at a strike price of $5.00 per share and issued ..".

Please return a copy of this letter, duly executed, to signify your acceptance of this amendment to the Contract.

                                       Very truly yours,

                                       /s/ David C. Bryan
                                       ------------------
                                       David C. Bryan
                                       President

Accepted and agreed to:

/s/ John Mittens
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John Mittens